UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 24, 2005


                                KIRBY CORPORATION
             (Exact name of registrant as specified in its charter)

              NEVADA                      1-7615                 74-1884980
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)

     55 WAUGH DRIVE, SUITE 1000                                     77007
           HOUSTON, TEXAS                                        (Zip Code)
(Address of principal executive offices)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (713) 435-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

     On January 24, 2005, the Compensation Committee of Kirby's Board of Directors awarded discretionary bonuses to the Company's Chief Executive Officer and four other most highly compensated executive officers (the "named executive officers") under the Company's incentive bonus plan for 2004.

     The Company's incentive bonus plan is based on the achievement of three equally weighted performance measures by each of the Company's three business groups - inland marine transportation, diesel engine services and offshore marine transportation - and by the Company as a whole. The three performance measures are EBITDA (net earnings before interest expense, taxes on income, depreciation and amortization), return on total capital and earnings per share.

     At the beginning of the year, the Compensation Committee establishes objectives for each of the three performance measures for the year, based on the budget for the year approved by the Board of Directors. A target bonus expressed as a percentage of base salary was established for each participant. There is a range of possible bonuses under the plan, with no bonus earned unless at least 80% of the target performance is achieved and a maximum possible award of 200% of the target bonus if 120% of the target performance is achieved. Bonuses for employees of the Company itself (a holding company which conducts operations through its subsidiaries) are based entirely on the performance of the Company as a whole. Bonuses for the heads of the Company's business groups are based 50% on the performance of the business group and 50% on overall Company performance. Bonuses for all other employees in a business group are based 70% on the performance of the business group and 30% on Company performance.

     Seventy-five percent of each participant's bonus is based on the achievement of the target performance by the Company and its business groups for the year (shown as the "formula bonus" in the table below); 25% of each participant's bonus is allocated based on a discretionary assessment of individual performance for the year (shown as the "discretionary bonus" in the table below).

     At its January 24 meeting, the Compensation Committee awarded the full discretionary 25% of the bonus award to each named executive officer. The total bonuses earned by each named executive officer for 2004 were as follows:

            Officer                 Formula Bonus   Discretionary Bonus
-------------------------------    --------------  --------------------

Joseph H. Pyne                     $      454,286  $            151,428
  President and Chief Executive
  Officer

C. Berdon Lawrence                 $      347,637  $            115,879
  Chairman of the Board

Stephen P. Valerius                $      205,406  $             68,468
  President, Kirby Inland Marine,
  LP

Norman W. Nolen                    $      166,667  $             55,555
  Executive Vice President,
  Treasurer and Chief Financial
  Officer

Mark R. Buese                      $      124,103  $             41,367
  Senior Vice President-
  Administration

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             KIRBY CORPORATION
                                             (Registrant)

                                             By:
                                                --------------------------------
                                                       Norman W. Nolen
                                             Executive Vice President, Treasurer
                                                  and Chief Financial Officer


Dated:  January 28, 2005